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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement of Pride International, Inc. on Form S-4 (Registration Nos. 333-66644 and 333-66644-01) and in the Registration Statements on Form S-3 (Registration Nos. 333-40302, 333-40014, 333-44925 and 333-89604) of Pride International, Inc. of
our report dated March 25, 2003 relating to the consolidated financial statements which appear in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 30, 2004